EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned, being duly authorized thereunder, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Dated: April 7, 2021	PLAYTIKA HOLDING UK II LIMITED

	By:	/s/ Tian Lin
	Name:	Tian Lin
	Title:	Director

	By:	/s/ Ron Gaim Korczak
	Name:	Ron Haim Korczak
	Title:	Director

ALPHA FRONTIER LIMITED

	By:	/s/ Chen Ting
	Name:	Chen Ting
	Title:	Director

CHONGQING CIBI BUSINESS INFORMATION CONSULTANCY CO., LIMITED

	By:	/s/ Fei Youngjun
	Name:	Fei Yongjun
	Title:	Legal Representative & Authorized Signatory

SHANGHAI JUKUN NETWORK TECHNOLOGY COMPANY LIMITED

	By:	/s/ Fei Youngjun
	Name:	Fei Yongjun
	Title:	Legal Representative & Authorized Signatory

GIANT NETWORK GROUP COMPANY LIMITED

By:	/s/ Liu Wei
Name:	Liu Wei
Title:	Director & Authorized Signatory

GIANT INVESTMENT COMPANY LIMITED

By:	/s/ Shi Yuzhu
Name:	Shi Yuzhu
Title:	Director & Authorized Signatory

YUZHU SHI

/s/ Shi Yuzhu

HAZLET GLOBAL LIMITED

By:	/s/ Wang Ruofei
Name:	Wang Ruofei
Title:	Director

EQUAL SINO LIMITED

By:	/s/ Wang Ruofei
Name:	Wang Ruofei
Title:	Director

JING SHI

/s/ Jing Shi